Use these links to rapidly review the document

Filed Pursuant to Rule 424(b)(7)
Registration No. 333-197410

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Common Stock, $0.01 par value per share	839,160	$40.80	$34,237,728	$3,448

(1)
Calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average high and low prices of the Common Stock as reported by the NASDAQ Global Select Market on March 15, 2016 of $42.03 and $39.56, respectively.

(2)
Calculated in accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 14, 2014)

839,160 Shares

Common Stock

This prospectus supplement relates to the offering for resale of up to 839,160 shares of our common stock, par value $0.01 per share, by the selling stockholders identified in this prospectus supplement. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Our common stock is listed on the NASDAQ Global Select Market under the symbol "MFRM." On March 18, 2016, the last sale price of our common stock as reported on the NASDAQ Global Select Market was $42.29 per share.

Investing in our common stock involves risks. See "Risk Factors" beginning on page S-4 of this prospectus supplement and on page 2 of the accompanying prospectus, as well as in the documents incorporated by reference herein and therein, to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated March 21, 2016

        Neither we nor the selling stockholders (or any of our or their respective affiliates) have authorized anyone to provide any information or to make any representations other than that contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us, or the information incorporated by reference herein or therein. Neither we nor the selling stockholders (or any of our or their respective affiliates) take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is current only as of the date of the applicable document.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document has two parts, this prospectus supplement and an accompanying prospectus dated July 14, 2014. The accompanying prospectus provides you with a general description of our common stock, which the selling stockholders are offering for sale pursuant to this prospectus supplement. This prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of shares of our common stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference filed before the date of this prospectus supplement, the information in this prospectus supplement will supersede such information. Before purchasing any of our common stock, you should carefully read this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus we file with the Securities and Exchange Commission, or "SEC," together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

        Unless the context otherwise requires, the terms "Mattress Firm," "our company," "the Company," "we," "us," "our" and the like refer to Mattress Firm Holding Corp. and its consolidated subsidiaries. Unless otherwise indicated, (i) the term "our stores" refers to our company-operated stores and our franchised stores and (ii) when used in relation to our company, the terms "market" and "markets" refer to the metropolitan statistical area or an aggregation of the metropolitan statistical areas in which we or our franchisees operate. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus or any of the documents incorporated by reference herein or therein is accurate only as of the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

        We report on the basis of a 52- or 53-week fiscal year, which ends on the Tuesday closest to January 31. Each fiscal year is described by the period of the calendar year that comprises the majority of the fiscal year period. For example, the fiscal year ended February 3, 2015 is described as "fiscal 2014." Fiscal 2014 contained 52 weeks.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights important features of this offering and information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus supplement and the accompanying prospectus carefully, as well as the additional materials described under the captions "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" in this prospectus supplement and the accompanying prospectus, especially the risks of investing in our common stock discussed herein and therein under "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements."

 Our Company

        We are a leading specialty retailer of mattresses and related products and accessories in the United States. We carry an extensive assortment of conventional and specialty mattresses and bedding related products across a wide range of price points. We believe that in our markets our primary brands, Mattress Firm®, Sleep Train® and Sleepy's®, are highly recognized brands known for broad selection, superior service and compelling value proposition.

        Mattress Firm Holding Corp. was incorporated in Delaware on January 5, 2007 and commenced operations on January 18, 2007 through the acquisition of Mattress Holding Corp., or "Mattress Holding." Mattress Holding acquired the Mattress Firm® retail operations on October 18, 2002 and, together with its subsidiaries, owns substantially all of the assets and conducts the operations of our retail business. Mattress Firm commenced operations in 1986 through a predecessor entity.

        Our principal executive offices are located at 5815 Gulf Freeway, Houston, TX 77023 and our telephone number at that address is (713) 923-1090. Our internet address is www.mattressfirm.com. Please note that any references to www.mattressfirm.com in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are inactive references only. Other than the documents specifically incorporated by reference herein, the information contained or referred to on, or otherwise accessible through, our website is not incorporated by reference or otherwise part of this prospectus supplement.

 The Offering

Common stock offered by the selling stockholders	839,160 shares
Selling stockholders	For more information concerning the shares of our common stock that may be offered from time to time by the selling stockholders pursuant to this prospectus supplement, see "Selling Stockholders."
Common stock outstanding as of March 1, 2016(1)	37,069,241 shares
Terms of the Offering

The selling stockholders, including their transferees, donees, pledges, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus supplement from time to time on the NASDAQ Global Select Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholders from time to time may offer and sell the shares held directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or concessions. For further information regarding the possible methods by which the shares may be distributed, see "Plan of Distribution."

Use of proceeds

All of the shares of common stock being offered under this prospectus supplement are being sold by the selling stockholders. Accordingly, we will not receive any proceeds from the sale of shares by the selling stockholders. See "Use of Proceeds."

NASDAQ Global Select Market symbol	"MFRM"
Risk factors

You should read the "Risk Factors" sections in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein for a discussion of the factors to consider carefully before deciding to purchase any shares of our common stock.

(1)
The number of shares of our common stock outstanding as of March 1, 2016 excludes:
  •
  744,221 shares of common stock issuable upon the exercise of options as of March 1, 2016, with exercise prices ranging from $19.00 to $60.74 per share and a weighted average exercise price of $26.91 per share;

  •
  495,396 shares of restricted stock subject to future vesting requirements as of March 1, 2016; and

  •
  2,194,003 additional shares of common stock reserved for future grants under our 2011 Omnibus Incentive Plan as of March 1, 2016.

RISK FACTORS

        An investment in our common stock involves substantial risk. See "Item 1A—Risk Factors" in our most recent Annual Report on Form 10-K, and the "Risk Factors" section in the accompanying prospectus, in addition to the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, for a discussion of the factors you should carefully consider before deciding to purchase shares of our common stock. These risks are those that we believe are the material risks that we face. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment in our common stock.

 Risks Related to this Offering and Our Stock

We may fail to meet publicly announced financial guidance or other expectations about our business, which could cause our stock to decline in value.

        We typically provide forward looking financial guidance when we announce our financial results from the prior quarter. We undertake no obligation to update such guidance at any time. There are a number of reasons why we might fail to meet financial guidance and other expectations about our business, including, but not limited to, factors described herein in other risk factors. If we fail to meet such financial guidance and other expectations, our stock could decline in value.

There may be sales of a substantial amount of our common stock after this offering by our current stockholders, and these sales could cause the price of our common stock to fall.

        As of March 1, 2016, there were 37,069,241 shares of common stock outstanding. Approximately 35.8% and 5.7% of our outstanding common stock is held by funds or individuals associated with J.W. Childs Associates, L.P. and our directors and executive officers, respectively. Sales of substantial amounts of our common stock in the public market, or the perception that such sales will occur, could adversely affect the market price of our common stock and make it difficult for us to raise funds through securities offerings in the future. The shares offered by this prospectus supplement will be eligible for immediate sale in the public market without restriction by persons other than our affiliates.

        In addition, as of March 1, 2016, subject to certain exceptions and restrictions, holders of 13,273,029 shares of our common stock may require us to register their shares for resale under the federal securities laws in the future, and holders of 2,060,500 additional shares of our common stock would be entitled to have their shares included in any such registration statement, all subject to reduction upon the request of the underwriter of the offering, if any.

Provisions in our charter documents and Delaware law may deter takeover efforts that you feel would be beneficial to stockholder value.

        Our certificate of incorporation and bylaws and Delaware law contain provisions which could make it harder for a third party to acquire us, even if doing so might be beneficial to our stockholders. These provisions include a classified board of directors and limitations on actions by our stockholders. In addition, our board of directors has the right to issue preferred stock without stockholder approval that could be used to dilute a potential hostile acquirer. Delaware law also imposes some restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock. As a result, you may lose your ability to sell your stock for a price in excess of the prevailing market price due to these protective measures and efforts by stockholders to change the direction or management of the company may be unsuccessful. See "Description of Securities" in the accompanying prospectus for additional information.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"). These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms "believes," "estimates," "anticipates," "expects," "feels," "seeks," "forecasts," "projects," "predicts," "intends," "potential," "continue," "plans," "may," "will," "should," "could" or "would" or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout these documents and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate.

        By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this prospectus supplement. In addition, even if our results of operations, financial condition and liquidity and industry developments are consistent with the forward-looking statements contained in this prospectus supplement, those results or developments may not be indicative of results or developments in subsequent periods. Important factors that could cause actual results to differ materially from statements made or suggested by forward-looking statements include, but are not limited to, those referred to in the "Risk Factors" section of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, and the following:

  •
  a reduction in discretionary spending by consumers;

  •
  our ability to profitably open and operate new stores;

  •
  our intent to aggressively open additional stores in our existing markets;

  •
  our relationship with certain mattress manufacturers as our primary suppliers;

  •
  our dependence on a few key employees;

  •
  the failure of our acquired businesses to achieve the results that we expect;

  •
  the possible impairment of our goodwill or other acquired intangible assets;

  •
  the effect of our planned growth and the integration of our acquisitions on our business infrastructure;

  •
  the impact of seasonality on our financial results and comparable-store sales;

  •
  fluctuations in our comparable-store sales from quarter to quarter;

  •
  our ability to raise adequate capital to support our expansion strategy;

  •
  our future expansion into new, unfamiliar markets;

  •
  our success in pursuing strategic acquisitions;

  •
  the effectiveness and efficiency of our advertising expenditures;

  •
  our success in keeping warranty claims and comfort exchange return rates within acceptable levels;

  •
  our ability to deliver our products in a timely manner;

  •
  our status as a holding company with no business operations;

  •
  our ability to anticipate consumer trends;

  •
  heightened competition;

  •
  the impact of significant weather events;

  •
  changes in applicable regulations;

  •
  risks related to our franchises, including our lack of control over their operations, their ability to finance and open new stores and our liabilities if they default on note or lease obligations;

  •
  risks related to our stock; and

  •
  other factors, including those discussed under the "Risk Factors" section of this prospectus supplement and in the accompanying prospectus, and in "Item 1A—Risk Factors" of Part I of our most recent Annual Report on Form 10-K.

        In light of these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement that we make in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments, except as required by law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

 USE OF PROCEEDS

        All shares of our common stock offered by this prospectus supplement are being registered for the account of the selling stockholders or their transferees. We will not receive any proceeds from the sale of these shares of our common stock.

 DIVIDEND POLICY

        We have not paid cash dividends since our acquisition by investment funds associated with J.W. Childs Associates, L.P. in fiscal 2006. We anticipate that we will retain future earnings, if any, to finance the continued development and expansion of our business. We do not anticipate paying cash dividends in the foreseeable future. Additionally, because we are a holding company, our ability to pay dividends is limited by the ability of our subsidiaries to pay dividends or make distributions to us, including restrictions under agreements governing our indebtedness outstanding from time to time. Any future determination with respect to the payment of dividends will be at the discretion of our board of directors and will be dependent upon, among other things, our financial condition, results of operations, capital requirements, the terms of our then existing indebtedness, general economic conditions and other factors considered relevant by our board of directors.

SELLING STOCKHOLDERS

        As previously disclosed, on February 5, 2016, Mattress Firm, Inc., a Delaware corporation and wholly owned subsidiary of the Company, acquired all of the outstanding equity interest of HMK Mattress Holdings LLC ("Sleepy's"). In connection with the consummation of the acquisition, entities associated with Calera Capital Partners IV, L.P. contributed an aggregate of $30 million of equity value held in Sleepy's in exchange for 839,160 shares of the Company's common stock, which the Company agreed to register for resale.

        As of March 1, 2016, there were 37,069,241 shares of our common stock outstanding. The following table sets forth information regarding beneficial ownership, as of March 1, 2016, of outstanding shares of our common stock, par value $0.01 per share, by the selling stockholders. The information with respect to ownership after the offering assumes the sale of all the shares of common stock offered.

        Unless otherwise indicated below, the address for each selling stockholder is 580 California Street, 22nd Floor, San Francisco, California 94104. Beneficial ownership has been determined in accordance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, or the "Exchange Act." To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares shown as beneficially owned.

Name of Selling Stockholder	Common Stock Beneficially Owned Before Offering		Common Stock Offered Hereby	Common Stock Beneficially Owned After Offering
	#	%	#	#	%
Calera Capital Partners IV, L.P.(1)	415,270	1.1%	415,270	—	0%
Calera XV, LLC(1)	409,097	1.1%	409,097	—	0%
Calera Capital Partners IV Side-By-Side, L.P.(1)	14,793	*	14,793	—	0%

*
Indicates beneficial ownership of less than 1%

(1)
The shares may also be deemed to be owned indirectly by Calera Capital Investors IV, L.P. ("Investors"), which is the general partner of each of Calera Capital Partners IV, L.P., Calera XV, LLC and Calera Capital Partners IV Side-By-Side, L.P., and Calera Capital Management IV, Inc., which is the general partner of Investors.

 PLAN OF DISTRIBUTION

        Each selling stockholder has informed us that it does not, as of the date of this prospectus, have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

        The selling stockholders which, as used herein, includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on the NASDAQ Global Select Market, on any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

        The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices.

        In addition, the selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted by applicable law.

        If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

        Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated.

        The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(7) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge our common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

        The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus.

        The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

        To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

        In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

        We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

        Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

        We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, caused by or relating to any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state therein a material fact required to be stated in this prospectus or the Registration Statement or necessary to make the statements in this prospectus or the Registration Statement not misleading in light of the circumstances in which they were made, except (1) insofar as such liabilities are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to us by the selling stockholders expressly for use in this prospectus, or (2) if we had previously provided an amended or supplemented prospectus to the selling stockholders and such amended or supplemented prospectus would have cured the defect giving rise to such liabilities.

        We will pay all expenses of the registration of the shares of common stock, including, without limitation, SEC filing fees; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

LEGAL MATTERS

        Ropes & Gray LLP will issue an opinion regarding the legality of certain of the offered securities. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

        The consolidated financial statements and financial statement schedules, incorporated in this prospectus supplement by reference from the Company's Annual Report on Form 10-K for the years ended February 3, 2015 and January 28, 2014 and the effectiveness of Mattress Firm Holding Corp.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedules and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements and financial statement schedules of the Company for the fiscal year ended January 29, 2013, incorporated by reference in this prospectus supplement have been so incorporated by reference in reliance on the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act with respect to the securities being offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus, which form a part of the Registration Statement, do not contain all of the information set forth in the Registration Statement or the exhibits and schedules to the Registration Statement. For further information with respect to us and the securities, reference is made to the Registration Statement and the documents filed or incorporated by reference as exhibits to the Registration Statement. You may obtain the Registration Statement and its exhibits from the SEC as indicated below. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document that is filed or incorporated by reference as an exhibit to the Registration Statement are not necessarily complete and we refer you to the full text of the contract or other document filed or incorporated by reference as an exhibit to the Registration Statement. We are currently subject to the information requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to you on the SEC's website at www.sec.gov.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus will be deemed to be amended, modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus supplement, amends, modifies or supersedes that statement. Any statement so amended, modified or superseded will not be deemed, except as so amended, modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus supplement information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information "furnished" under Items 2.02, 7.01 or 9.01 on Form 8-K or other information "furnished" to the SEC which is not deemed filed and not incorporated in this prospectus supplement, until the termination of the offering of securities made by this prospectus supplement. We hereby incorporate by reference the following documents:

  •
  Our Annual Report on Form 10-K for the fiscal year ended February 3, 2015, filed with the SEC on April 3, 2015;

  •
  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended May 5, 2015, filed with the SEC on June 10, 2015, August 4, 2015, filed on September 11, 2015, and November 3, 2015, filed on December 8, 2015;

  •
  Our Current Reports on Form 8-K filed with the SEC on April 9, 2015 (excluding Item 9.01), June 2, 2015, September 11, 2015 (excluding Items 2.02 and 9.01), November 30, 2015 (excluding Items 2.02, 7.01 and 9.01), December 22, 2015 (excluding Item 9.01), January 12, 2015 (excluding Item 9.01), January 19, 2016 (excluding Item 9.01), February 3, 2016 (excluding

    Items 7.01 and 9.01), February 5, 2016 (excluding Items 7.01 and 9.01) and March 21, 2016 (excluding Items 2.02 and 9.01);

  •
  Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 10, 2015; and

  •
  The description of capital stock contained in the Registration Statement on Form 8-A, as filed with the SEC on November 15, 2011 (File No. 001-35354), as supplemented by the "Description of Securities" found on page 8 of the accompanying prospectus and including any amendments or reports filed for the purpose of updating such description

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Investor Relations
Mattress Firm Holding Corp.
5815 Gulf Freeway
Houston, Texas 77023
713-923-1090

        Copies of these filings are also available, without charge, on the SEC's website at www.sec.gov and on our website at www.mattressfirm.com as soon as reasonably practicable after they are filed electronically with the SEC. Other than the documents specifically incorporated by reference into this prospectus supplement and the accompanying prospectus above, the information contained or referred to on, or otherwise accessible through, our website is not incorporated by reference in this prospectus supplement and is not a part of this prospectus supplement and the accompanying prospectus.

PROSPECTUS

Common Stock
Preferred Stock
Warrants
Units
Debt Securities

        We may offer and sell from time to time, in one or more series or issuances and on terms determined at the time of the offering, any combination of the securities described in this prospectus. The selling security holders to be named in a prospectus supplement may offer and sell our securities from time to time in one or more transactions in amounts, at prices and on terms that will be determined at the time of offering.

        This prospectus describes the general manner in which our securities may be offered and sold by us or the selling security holders. The specific manner in which our securities may be offered and sold will be described in a prospectus supplement.

        You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

        Our common stock is listed on the Nasdaq Global Select Market under the symbol "MFRM." On July 11, 2014, the last sale price of our common stock as reported on the Nasdaq Global Select Market was $47.35 per share.

        Investing in our securities involves substantial risk. Please read "Risk Factors" beginning on page 2 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated July 14, 2014

        Neither we nor any selling security holders have authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or in any free writing prospectuses we have prepared. Neither we nor any selling security holders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and any accompanying prospectus supplement is current only as of the date of the applicable document.

i

NOTE REGARDING TRADEMARKS AND SERVICE MARKS

        We own or have rights to use the trademarks, service marks and trade names that we use in conjunction with the operation of our business. Some of the more important trademarks that we own or have rights to use that appear in this prospectus and the information incorporated by reference in this prospectus include "Mattress Firm®," "Comfort By Color®," "Mattress Firm Red Carpet Delivery Service®," "Hampton & Rhodes®," "YuMe™," "Mattress Firm SuperCenter®," "Happiness Guarantee™," "Replace Every 8®," "Save Money. Sleep Happy™," "Sleep Happy™," "Dream It's Possible™," "Side by side before you decide™," "Nobody Sells for Less, Nobody!™" and "All the best brands...All the best prices!®." Trademarks, trade names or service marks of other companies appearing in this prospectus and the information incorporated by reference in this prospectus are, to our knowledge, the property of their respective owners.

NOTE REGARDING MARKET AND INDUSTRY DATA

        Industry and market data included in this prospectus were obtained from our own internal data, data from industry trade publications and groups (primarily Furniture Today and the International Sleep Products Association, or "ISPA"), consumer research and marketing studies and, in some cases, are management estimates based on industry and other knowledge and experience in the markets in which we operate. Our estimates have been based on information obtained from our suppliers, customers, trade and business organizations and other contacts in the markets in which we operate. We believe these estimates and the third party information mentioned above to be accurate as of the date of this prospectus.

ii

ABOUT THIS PROSPECTUS

        This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus, the applicable prospectus supplement, including the more detailed information and the financial statements appearing elsewhere in this prospectus. Unless the context otherwise requires, the terms "Mattress Firm," "our company," "the Company," "we," "us," "our" and the like refer to Mattress Firm Holding Corp. and its consolidated subsidiaries. Unless otherwise indicated, (i) the term "our stores" refers to our company-operated stores and our franchised stores and (ii) when used in relation to our company, the terms "market" and "markets" refer to the metropolitan statistical area or an aggregation of the metropolitan statistical areas in which we or our franchisees operate. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since that date.

        We report on the basis of a 52- or 53-week fiscal year, which ends on the Tuesday closest to January 31. Each fiscal year is described by the period of the calendar year that comprises the majority of the fiscal year period. For example, the fiscal year ended January 28, 2014 is described as "fiscal 2013." Fiscal 2013 contained 52 weeks.

        This prospectus is a part of a Registration Statement that we filed with the Securities and Exchange Commission ("SEC") as a "well-known seasoned issuer" as defined under Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), using a "shelf" registration process. Under this shelf registration process, any combination of the securities described in this prospectus may be sold in one or more offerings. This prospectus provides you with a general description of our securities. Each time securities are sold under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including information about selling security holders, if any. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under "Where You Can Find More Information."

RISK FACTORS

        An investment in our securities involves substantial risk. See "Item 1A—Risk Factors" in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Report on Form 10-Q incorporated by reference into this prospectus and the "Risk Factors" section in the applicable prospectus supplement for a discussion of the factors you should carefully consider, in addition to the other information contained in this prospectus and the applicable prospectus supplement, before deciding to purchase our securities. These risks are those that we believe are the material risks that we face. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment in our securities.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, the applicable prospectus supplement and the documents incorporated by reference herein and therein include statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, "forward-looking statements" within the meaning of Section 27A of the Securities Act. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms "believes," "estimates," "anticipates," "expects," "feels," "seeks," "forecasts," "projects," "intends," "plans," "may," "will," "should," "could" or "would" or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout these documents and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate.

        By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and industry developments are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. Important factors that could cause actual results to differ materially from statements made or suggested by forward-looking statements include, but are not limited to, those referred to in the "Risk Factors" section of this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein and therein, and the following:

  •
  a reduction in discretionary spending by consumers;

  •
  our ability to profitably open and operate new stores;

  •
  our intent to aggressively open additional stores in our existing markets;

  •
  our relationship with certain mattress manufacturers as our primary suppliers;

  •
  our dependence on a few key employees;

  •
  the possible impairment of our goodwill or other acquired intangible assets;

  •
  the effect of our planned growth and the integration of our acquisitions on our business infrastructure;

  •
  the impact of seasonality on our financial results and comparable-store sales;

  •
  fluctuations in our comparable-store sales from quarter to quarter;

  •
  our ability to raise adequate capital to support our expansion strategy;

  •
  our future expansion into new, unfamiliar markets;

  •
  our success in pursuing strategic acquisitions;

  •
  the effectiveness and efficiency of our advertising expenditures;

  •
  our success in keeping warranty claims and comfort exchange return rates within acceptable levels;

  •
  our ability to deliver our products in a timely manner;

  •
  our status as a holding company with no business operations;

  •
  our ability to anticipate consumer trends;

  •
  heightened competition;

  •
  changes in applicable regulations;

  •
  risks related to our franchises, including our lack of control over their operations, their ability to finance and open new stores and our liabilities if they default on note or lease obligations;

  •
  risks related to our stock; and

  •
  other factors discussed in "Item 1A. Risk Factors" of Part I of our most recent Annual Report on Form 10-K and elsewhere and in our other filings with the SEC.

        In light of these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement that we make in this prospectus, the applicable prospectus supplement or the documents incorporated by reference herein or therein speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

 THE COMPANY

Our Company

        We are a leading specialty retailer of mattresses and related products and accessories in the United States. As of June 30, 2014, we and our franchisees operated 1,475 and 106 stores, respectively, primarily under the Mattress Firm name, in 93 markets across 36 states. In 2012, we ranked first among the top 100 U.S. furniture stores for growth in store count and second in percentage increase in sales and first overall in total sales among specialty retailers according to Furniture Today. Based on our analysis of information published to date in Furniture Today and Company data, we believe that, among multi-brand mattress specialty retailers in the United States, we have the largest geographic footprint, the greatest number of stores nationwide and the highest levels of net sales on an aggregate basis. We believe that, in our markets, Mattress Firm is a highly recognized brand known for its broad selection, superior service and compelling value proposition. Based on our analysis of public store information for our competitors and our Company data, we believe that, in the markets we have operated stores in for more than one year, more than 90% of our company-operated stores in these markets are in markets in which we had the number one market share position as of January 28, 2014. Since our founding in 1986 in Houston, Texas, we have expanded our operations across four time zones, with the goal of becoming the premier national mattress specialty retailer. Mattress Firm Holding Corp. is a Delaware corporation incorporated in January 2007 under the name Mattress Interco, Inc. Through a reorganization that occurred in January 2007 and subsequent acquisitions, Mattress Firm Holding Corp. acquired its consolidated subsidiaries including Mattress Firm, Inc., the primary operating subsidiary.

        We believe our destination retail format provides our customers with a convenient, distinctive and enjoyable shopping experience. Key highlights that make us a preferred destination and that differentiate our brand and services include:

  •
  extensive product selection from top name brands;

  •
  contemporary, easy-to-navigate store design utilizing our unique Comfort By Color® merchandising approach that organizes mattresses by comfort style;

  •
  differentiated marketing approach;

  •
  price, comfort and service guarantees;

  •
  superior customer service by our educated, extensively-trained and commissioned sales associates of whom over 96% are full-time employees;

  •
  Mattress Firm Red Carpet Delivery Service®, which includes a three-hour delivery window; and

  •
  highly visible and convenient store locations in major retail trade areas.

        Our stores effectively provide our customers with a convenient "one stop shop" buying experience. We carry a broad assortment of leading national mattress brands and our exclusive brands, both containing a wide range of styles, sizes, price points and unique features. We provide our customers with their choice of traditional mattresses, including Sealy, Stearns & Foster and Simmons, as well as specialty mattresses, such as Tempur-Pedic® for which we are the largest retailer in the United States, Serta's iComfort® line and Tempur Sealy's Optimum™ line. We also offer a variety of bedding-related products and accessories.

        During fiscal 2013, we completed the acquisition of substantially all of the operations and assets of Olejo, Inc., a growing online retailer focused primarily on mattresses and related accessories, the equity interests in NE Mattress People, LLC (which operated Mattress People stores), substantially all of the operations and assets of Perfect Mattress of Wisconsin, LLC (which was a franchisee of ours), and the assets and operations of two mattress-related retail stores in the Houston market ("Mattress Expo").

These acquisitions allowed us to further increase our penetration levels in markets in Iowa, Wisconsin, Illinois and Texas as well as enter a new market in Nebraska.

        Through June 30, 2014, we have completed the acquisition of substantially all of the operations and assets of Yotes, Inc. (a franchisee of ours), substantially all of the Virginia operations and assets of Southern Max LLC (a franchisee of ours), the partnership interests Sleep Experts Partners, L.P. and substantially all of the mattress retail operations and assets of Mattress Liquidators, Inc. We believe these acquisitions further increased our penetration of markets in Texas, Colorado, Arizona and Virginia.

        We believe we have a compelling opportunity to further penetrate the fragmented specialty retail mattress industry through opportunistic, strategic acquisitions and continue profitable growth into the future.

Corporate Information

        Mattress Firm Holding Corp. was incorporated in Delaware on January 5, 2007 and commenced operations on January 18, 2007 through the acquisition of Mattress Holding Corp., or "Mattress Holding." Mattress Holding acquired the Mattress Firm® retail operations on October 18, 2002 and, together with its subsidiaries, owns substantially all of the assets and conducts the operations of our retail business. Mattress Firm® commenced operations in 1986 through a predecessor entity.

        Our principal executive offices are located at 5815 Gulf Freeway, Houston, TX 77023 and our telephone number at that address is (713) 923-1090. Our internet address is www.mattressfirm.com. Please note that any references to www.mattressfirm.com in this prospectus and any prospectus supplement are inactive references only and that our website, and the information contained on our website, is not part of this prospectus or any prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each of the periods shown.

	Year Ended February 2, 2010(1)	Year Ended February 1, 2011	Year Ended January 31, 2012	Year Ended January 29, 2013	Year Ended January 28, 2014	Three Months Ended April 29, 2014
Ratio of earnings to fixed charges	—	1.02x	1.46x	2.40x	2.48x	1.75x
Ratio of earnings to combined fixed charges and preferred stock dividends	—	1.02x	1.46x	2.40x	2.48x	1.75x

(1)
Earnings for the fiscal year ended February 2, 2010 were inadequate to cover fixed charges by a deficiency of $3.3 million, and did not cover combined fixed charges and preferred stock dividends by $3.3 million.

        These ratios are computed by dividing the total earnings by either the total fixed charges or combined total fixed charges and preferred stock dividends. For purposes of calculating the ratio of earnings to fixed charges, earnings represent pre-tax income from continuing operations plus fixed charges. Fixed charges consist of interest expense on all indebtedness plus amortization of debt issuance costs and the portion of rental expense that we believe is representative of the interest component of rental expense.

 USE OF PROCEEDS

        Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us by this prospectus for general corporate purposes, which may include working capital, capital expenditures, commercial expenditures, acquisitions of new technologies or businesses or investments. Additional information on the use of net proceeds from the sale of securities offered by us by this prospectus may be set forth in the prospectus supplement relating to the specific offering. We will not receive any proceeds from the sale of our securities by the selling security holders.

DESCRIPTION OF SECURITIES

        We and/or any selling security holders may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock, debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, or any combination thereof from time to time in one or more offerings under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we and/or any selling security holder may offer. Each time we and/or any selling security holder offer a type or series of securities under this prospectus, we will provide a prospectus supplement and/or free writing prospectus that will describe the specific amounts, prices and other important terms of the securities.

General

        Our authorized capital stock currently consists of 120,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of June 30, 2014, 34,157,514 shares of common stock were issued and outstanding and no shares of preferred stock were issued or outstanding. The discussion set forth below describes our capital stock, certificate of incorporation and bylaws in effect as of the date of this prospectus. The following summary of certain provisions of our capital stock describes material provisions of our certificate of incorporation and bylaws relating to such capital stock, but does not purport to be complete. We urge you to read our certificate of incorporation and bylaws, which are exhibits to the Registration Statement of which this prospectus forms a part and have been filed with the SEC.

Common Stock

        Dividend Rights.    Subject to preferences that may apply to shares of preferred stock outstanding at the time, holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at the times and in the amounts as the board of directors may from time to time determine.

        Voting Rights.    Except as required by law or matters relating solely to the terms of preferred stock, each outstanding share of common stock are entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of our common stock have no cumulative voting rights.

        Preemptive Rights.    Our common stock is not entitled to preemptive or other similar subscription rights to purchase any of our securities.

        Conversion or Redemption Rights.    Our common stock is neither convertible nor redeemable.

        Liquidation Rights.    Upon our liquidation, the holders of our common stock will be entitled to receive, pro rata, our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

        Listing.    Our common stock is listed on the NASDAQ Global Select Market under the symbol "MFRM."

        Transfer Agent and Registrar.    The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, Massachusetts 02021. Its telephone number is (800) 962-4284.

Preferred Stock

        Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the designations, powers, preferences, privileges, and relative participating, optional or special rights as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation before any payment is made to the holders of shares of our common stock. Under specified circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Our board of directors, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock and the market value of our common stock. Subject to the rights of the holders of shares of preferred stock, the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors. There are no shares of preferred stock outstanding, and we have no present intention to issue any shares of preferred stock although we may in the future decide to do so.

        If we sell any series of preferred stock under this prospectus, we will fix the rights, preferences and privileges of the preferred stock of such series, as well as any qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the Registration Statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants

        We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the Registration Statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

        We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Units

        We may issue, in one or more series, units consisting of common stock, preferred stock, and/or warrants for the purchase of common stock and/or preferred stock in any combination. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the Registration Statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

        We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

Debt Securities

        We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The features of any debt securities we issue will be described in a prospectus supplement. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you.

Anti-takeover Effects of our Certificate of Incorporation and Bylaws

        Our certificate of incorporation and our bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the board of directors the power to discourage acquisitions that some stockholders may favor.

Classified Board of Directors

        Our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our certificate of incorporation and our bylaws also provide that a director may be removed only for cause by the affirmative vote of the holders of at least 66 2/3% of our voting stock, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. Our classified board of directors could have the effect of delaying or discouraging an acquisition of us or a change in our management.

Action by Written Consent

        The Delaware General Corporation Law ("DGCL") provides that, unless otherwise stated in a corporation's certificate of incorporation, the stockholders may act by written consent without a meeting. Our certificate of incorporation provides that after the investment funds associated with J.W. Childs Associates, L.P. ("J.W. Childs") collectively own less than 50% of our outstanding common stock, any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of the stockholders may only be taken at an annual or special meeting before which it is properly brought, and not by written consent without a meeting. At April 3, 2014, J.W. Childs held approximately 48.2% of our outstanding common stock.

Special Meeting of Stockholders and Advance Notice Requirements for Stockholder Proposals

        Our certificate of incorporation and bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by (a) our chairman or vice chairman of the board of directors or (b) a majority of the board of directors through a special resolution.

        In addition, our bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting, who has delivered a timely written notice in proper form to our secretary of the stockholder's intention to bring such business before the meeting, who attends (or has a qualified representative attend) the stockholder meeting and who has otherwise complied with the provisions of our bylaws and applicable law.

        These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Amendment to Certificate of Incorporation and Bylaws

        The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation's certificate of incorporation or bylaws is required to approve such amendment, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or, in addition to any other vote otherwise required by law, the affirmative vote of at least 66 2/3% of the voting power of our outstanding shares of common stock. Additionally, the affirmative vote of at least 66 2/3% of the voting power of the outstanding shares of capital stock, in each case entitled to vote on the adoption, alteration, amendment or repeal of our certificate of incorporation, voting as a single class, is required to amend or repeal or to adopt any provision inconsistent with the "Classified Board of Directors," "Action by Written Consent," "Special Meetings of Stockholders," "Amendments to Certificate of Incorporation and Bylaws" and "Business Combinations" provisions described in our certificate of incorporation. These provisions may have the effect of deferring, delaying or discouraging the removal of any anti-takeover defenses provided for in our certificate of incorporation and our bylaws.

Corporate Opportunity

        Our certificate of incorporation provides that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity that may from time to time be presented to J.W. Childs or any of its officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than us and our subsidiaries) and that may be a business opportunity for J.W. Childs, even if the opportunity is one that we might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so. No such person will be liable to us for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person, acting in good faith, pursues or acquires any such business opportunity, directs any such business opportunity to another person or fails to present any such business opportunity, or information regarding any such business opportunity, to us unless, in the case of any such person who is our director or officer, any such business opportunity is expressly offered to such director or officer solely in his or her capacity as our director or officer. None of J.W. Childs, any of the investment funds associated with J.W. Childs or any of their respective representatives has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us or any of our subsidiaries. The affirmative vote of 80% of the voting power of the outstanding shares of capital stock entitled to vote on the adoption, alteration, amendment or repeal of amendments to our certificate of incorporation, voting together as a single class, will be required to alter, amend or repeal this provision of our certificate of incorporation.

Exclusive Jurisdiction of Certain Actions

        Our certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in the name of the Company, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Business Combinations

        We have opted out of Section 203 of the DGCL. However, our certificate of incorporation contains similar provisions providing that we may not engage in certain "business combinations" with any "interested stockholder" for a three-year period following the time that the stockholder became an interested stockholder, unless:

  •
  prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

  •
  at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Generally, a "business combination" includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with that person's affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

        Under certain circumstances, this provision will make it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

        Our certificate of incorporation provides that the investments funds associated with J.W. Childs, any affiliated investment entity, and any of their respective direct or indirect transferees of at least 5% of our outstanding common stock and any group as to which such persons are party to, do not constitute "interested stockholders" for purposes of this provision.

Limitations on Liability and Indemnification of Officers and Directors

        Our certificate of incorporation and bylaws limits the liability of our directors to the fullest extent permitted by applicable law and provides that we will indemnify them to the fullest extent permitted by such law. We entered into indemnification agreements with our current directors and executive officers and expect to enter into a similar agreement with any new directors or executive officers. We also maintain customary directors' and officers' liability insurance policies that provide coverage to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and to us with respect to indemnification payments that we may make to directors and officers.

 SELLING SECURITY HOLDERS

        Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Such selling security holders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as "selling security holders," may from time to time offer and sell our securities pursuant to this prospectus and any applicable prospectus supplement.

        The applicable prospectus supplement will set forth the name of each of the selling security holders and the number of securities beneficially owned by such selling security holder that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling security holders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.

PLAN OF DISTRIBUTION

        We and any selling security holders may sell securities in any of the ways described below or in any combination thereof:

  •
  to or through underwriters, brokers or dealers;

  •
  through one or more agents; or

  •
  directly to purchasers or to a single purchaser.

        The distribution of the securities may be effected from time to time in one or more transactions:

  •
  at a fixed price, or prices, which may be changed from time to time;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

        The prospectus supplement with respect to each offering will describe the terms of the offering of the securities, including the following:

  •
  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

  •
  if a fixed price offering, the public offering price of the securities, the proceeds to us or the selling security holders, and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

  •
  information about the selling security holders, if applicable, including the relationship between the selling security holders and us.

        Any offering price and any discounts or concessions allowed or reallowed or paid to dealers will be specified in the applicable prospectus supplement and may be changed from time to time.

        Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

        We or any selling security holders may authorize underwriters, dealers or other persons acting as their agents to solicit offers by certain institutions to purchase securities from us or the selling security holders, as applicable, pursuant to delayed delivery contracts providing for payment and delivery on or after the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

        Agents, underwriters and other third parties described above may be entitled to indemnification by us and any selling security holders, as applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us and the selling security holders with respect to payments which the agents, underwriters or third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or the selling security holders in the ordinary course of business. We and the selling security holders may also use underwriters or such other third parties with whom we or such selling security holders have a material relationship. We and the selling security holders will describe the nature of any such relationship in the applicable prospectus supplement.

        Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.

        The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a securities exchange. Underwriters, if any, may make a market in our securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market for any of the securities.

        Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

 LEGAL MATTERS

        Ropes & Gray LLP, Boston, Massachusetts, will pass upon the validity of the securities offered hereby on our behalf. Certain legal matters with respect to the securities may be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.

EXPERTS

        The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 2014 and the effectiveness of Mattress Firm Holding Corp.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

        The consolidated financial statements and financial statement schedules for the fiscal year ended January 29, 2013 and January 31, 2012, incorporated by reference in this prospectus and Registration Statement have been so incorporated by reference in reliance on the report of Grant Thornton LLP, independent registered certified public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus and any accompanying prospectus supplement, which form a part of the Registration Statement, do not contain all of the information set forth in the Registration Statement. For further information with respect to us and the securities, reference is made to the Registration Statement and its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document are not necessarily complete. We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC's website at www.sec.gov.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus or any accompanying prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document, including a prospectus supplement, which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus and any accompanying prospectus supplement.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information "furnished" under Items 2.02, 7.01 or 9.01 on Form 8-K or other information "furnished" to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities made by this prospectus. We hereby incorporate by reference the following documents:

  •
  Our Annual Report on Form 10-K for the fiscal year ended January 28, 2014, filed with the SEC on March 27, 2014 (File No. 001-35354);

  •
  Our Quarterly Report on Form 10-Q for the quarterly period ended April 29, 2014, filed with the SEC on June 9, 2014 (File No. 001-35354);

  •
  Our Current Reports on Form 8-K or amendments thereto, filed with the SEC on March 5, 2014, March 10, 2014, March 11, 2014, April 3, 2014, April 28, 2014, April 30, 2014, June 3, 2014, June 4, 2014, June 5, 2014, and June 9, 2014 (File No. 001-35354);

  •
  Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 11, 2014 to the extent incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 28, 2014; and

  •
  The description of capital stock contained in the Registration Statement on Form 8-A, as filed with the SEC on November 15, 2011 (File No. 001-35354), as supplemented by the "Description of Securities" found on page 8 of this prospectus and including any amendments or reports filed for the purpose of updating such description.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Investor Relations
Mattress Firm Holding Corp.
5815 Gulf Freeway
Houston, Texas 77023
713-343-3652

        Copies of these filings are also available, without charge, on the SEC's website at www.sec.gov and on our website at www.mattressfirm.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.